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H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its primary earnings per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted earnings per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into 11.8 million shares of Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of earnings per common share:
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


                                                                Three Months Ended March 31,
                                                                ----------------------------
                                                                   1995             1994
                                                                -----------      -----------
                                                                  (dollars in thousands,
                                                                  except per share data)
Primary earnings (loss) per common share:

  Earnings before cumulative effect of accounting change        $    52,850      $    55,355
  Less accumulated dividends on preferred stock                     (12,608)         (12,607)
                                                                -----------      -----------
  Earnings attributable to common shares before cumulative
    effect of accounting change                                 $    40,242      $    42,748
  Cumulative effect of change in accounting for goodwill           (234,742)            -
                                                                -----------      -----------
    Net earnings (loss) attributable to common shares           $  (194,500)     $    42,748
                                                                ===========      ===========
  Weighted average number of common shares outstanding          117,143,614      116,902,483
  Dilutive effect of outstanding common stock equivalents              -             259,821
                                                                -----------      -----------
  Weighted average number of common shares as adjusted for
    calculation of primary earnings (loss) per share            117,143,614      117,162,304
                                                                ===========      ===========
  Primary earnings per common share before cumulative effect
    of accounting change                                        $      0.34      $      0.36
  Cumulative effect of change in accounting for goodwill              (2.00)             -
                                                                -----------      -----------
      Primary earnings (loss) per common share                  $     (1.66)     $      0.36
                                                                ===========      ===========


Fully diluted earnings (loss) per common share:

  Earnings before cumulative effect of accounting change        $    52,850      $    55,355
  Less accumulated dividends on preferred stock                     (12,608)          (8,295)
                                                                -----------      -----------
  Earnings attributable to common shares before cumulative
    effect of accounting change                                 $    40,242      $    47,060
  Cumulative effect of change in accounting for goodwill           (234,742)            -
                                                                -----------      -----------
    Net earnings (loss) attributable to common shares           $  (194,500)     $    47,060
                                                                ===========      ===========
  Weighted average number of common shares outstanding          117,143,614      116,902,483
  Dilutive effect of outstanding common stock equivalents              -          12,074,059
                                                                -----------      -----------
  Weighted average number of common shares as adjusted for
    calculation of fully diluted earnings (loss) per share      117,143,614      128,976,542
                                                                ===========      ===========
  Fully diluted earnings per common share before cumulative
    effect of accounting change                                 $      0.34      $      0.36
  Cumulative effect of change in accounting for goodwill              (2.00)             -
                                                                -----------      -----------
      Fully diluted earnings (loss) per common share            $     (1.66)     $      0.36
                                                                ===========      ===========
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